Exhibit 10.2

Execution Version

21 February 2005

FIRST SHURGARD SPRL

and its subsidiaries

FIRST SHURGARD FINANCE SARL

as Luxco Borrower

FIRST SHURGARD DEUTSCHLAND GMBH

as German Borrower

SOCIÉTÉ GÉNÉRALE

as Mandated Lead Arranger

THE LENDERS

as named herein

SOCIÉTÉ GÉNÉRALE

as Facility Agent

SOCIÉTÉ GÉNÉRALE

as Security Agent

AMENDMENT AND WAIVER AGREEMENT

(relating to a Senior Credit Agreement dated

26 May 2003 as amended by amendment agreements dated

11 July 2003 and 2 December 2003)

Execution Version

THIS AGREEMENT is made on 21 February 2005

BETWEEN:

(1)	FIRST SHURGARD SPRL, a company organised and existing under the laws of Belgium, having its registered office at 48, Quai du Commerce, 1000 Brussels and registered with the legal entities register under number 0479.505.939. (the Parent);

(2)	FIRST SHURGARD FINANCE SARL, a société à responsabilité limitée incorporated in the Grand-Duchy of Luxembourg with registered office at 1, rue des Glacis, L-1628 Luxembourg registered with the Luxembourg register of commerce and companies under the number B-93014 (the Luxco Borrower);

(3)	FIRST SHURGARD DEUTSCHLAND GMBH, a limited liability company organised under the laws of the Federal Republic of Germany having its registered office at Siemensstrasse 31, 47533 Kleve and registered in the commercial register of the local court of Kleve under HRB 2598 (the German Borrower);

(4)	THE PERSONS identified in Schedule 2 as guarantors (the Guarantors);

(5)	SOCIÉTÉ GÉNÉRALE as mandated lead arranger (the Arranger);

(6)	THE PERSONS identified in Schedule 1 as the lenders (the Lenders);

(7)	SOCIÉTÉ GÉNÉRALE as Facility Agent; and

(8)	SOCIÉTÉ GÉNÉRALE as Security Agent.

WHEREAS:

(A) The Obligors, the Arranger, the Lenders, the Facility Agent and the Security Agent are party to a €140,000,000 credit facility agreement dated 26 May 2003 (as supplemented and amended from time to time, including by amendment agreements dated 11 July 2003 and 2 December 2003) (the Senior Credit Agreement).

(B) In a request letter dated 25 January 2005 the Luxco Borrower and the Parent requested that the Lenders approved certain amendments and waivers to the Senior Credit Agreement. The requisite approvals have been obtained from the Lenders for each of these amendments and waivers in accordance with Clause 25 (Amendments and Waivers) of the Senior Credit Agreement.

(C) Each Obligor and the other parties to this Agreement have agreed to enter into this Agreement in order to amend and waive the Senior Credit Agreement in the manner set out in this Agreement.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement:

Additional Mezzanine Bonds means the bonds issued from time to time pursuant to and on the terms and conditions set out in the Additional Mezzanine Bond Subscription Agreement.

Additional Mezzanine Bond Subscription Agreement means the subscription agreement in the agreed form dated on or around the date of this Agreement between Shurgard USA, the Luxco Borrower and the Facility Agent relating to the issue of the Additional Mezzanine Bonds, and attaching as an annex the terms and conditions of the Additional Mezzanine Bonds in the agreed form.

Amended Senior Credit Agreement means the Senior Credit Agreement as to be amended and waived by this Agreement.

Amendment Arrangement Fees Letter means the letter from the Arranger to the Borrowers, the Parent and Shurgard Europe dated on or about the date of this Agreement setting out the details of certain fees payable to the Facility Agent in connection with this Agreement.

Deferral Letter means the letter dated 19 November 2004 from the Luxco Borrower to the Facility Agent under which the Luxco Borrower requested the Senior Finance Parties to defer the exercise of their rights in connection with certain Events of Default for a standstill period of 90 days, the terms of which were accepted by the Senior Finance Parties pursuant to a letter dated 17 December 2004.

Downstream Intercompany Loan Agreement Second Amendment Agreement means the amendment agreement in the agreed form in respect of the Downstream Intercompany Loan Agreement dated on or about the date of this Agreement between the parties to the Downstream Intercompany Loan Agreement.

Effective Date means the date upon which the Facility Agent confirms to the Parent that it has received all of the documents and evidence set out in Schedule 3 (Conditions Precedent) to this Agreement in form and substance satisfactory to the Facility Agent.

Second Subscription Agreement Amendment Agreement means the amendment agreement in the agreed form in respect of the Subscription Agreement dated on or about the date of this Agreement between the parties to the Subscription Agreement.

Shurgard 2005 Working Capital Facility Agreement means the short term working capital facility agreement in the agreed form dated on or around the date of this Agreement between Shurgard USA, Crescent, the Luxco Borrower and the Facility Agent.

Third Crescent Side Letter means the letter in the agreed form dated on or around the date of this Agreement from Crescent to the Facility Agent for itself and on behalf of the Senior Finance Parties confirming that Crescent approves the amendments and waivers to the Senior Credit Agreement to be made in accordance with this Agreement.

Third Information Package means the Updated Business Plan and those documents listed in Schedule 4 (Third Information Package) to this Agreement.

Third Shurgard Europe Side Letter means the letter in the agreed form dated on or around the date of this Agreement from Shurgard Europe to the Facility Agent for itself and on behalf of the Senior Finance Parties confirming that Shurgard Europe approves the amendments to the Senior Credit Agreement to be made in accordance with this Agreement.

Updated Business Plan means the base case financial projections for the business of the Group in the agreed form.

1.2 Interpretation

(a)	Save as expressly defined in this Agreement, capitalised terms defined in the Senior Credit Agreement shall have the same meaning when used in this Agreement.

(b)	Clauses 1.2 (Construction of specific terms) to 1.4 (Provisions relating to Group Members) of the Senior Credit Agreement shall apply to this Agreement, with any necessary modifications, as if expressly set out in it.

2. CONDITIONS PRECEDENT

Neither Clause 3 (Amendments) nor Clause 4 (Waivers) of this Agreement will take effect unless the Facility Agent notifies the Parent that it has received all of the documents and evidence set out in Schedule 3 (Conditions Precedent) to this Agreement in form and substance satisfactory to the Facility Agent. The Facility Agent will provide such notification promptly to the Parent.

3. AMENDMENTS

On and from the Effective Date:

(a)	subject to the terms of this Agreement, the provisions of the Senior Credit Agreement shall be amended so that it reads as if it were restated in the form set out in Schedule 5 (Amended and Restated Senior Credit Agreement) to this Agreement; and

(b)	subject to the terms of this Agreement, the provisions of the Senior Credit Agreement set out in Clause 4 (Waivers) of this Agreement shall be waived as set out in that clause.

4. WAIVERS

On and from the Effective Date:

(a)	the Current Event of Default and Future Events of Default (each as defined in the Deferral Letter) shall be waived; and

(b)	Clause 7.5 (Mandatory prepayment from Management Fee) and Clause 16.4 (Management Fee payments on Event of Default) of the Senior Credit Agreement shall be waived to the extent necessary to permit any amounts under the Management Agreements in respect of the Management Fee which would have been payable by any Obligors to Shurgard Europe but for the occurrence of the Current Event of Default and the Future Events of Default (each as defined in the Deferral Letter) during the Standstill Period (as defined in the Deferral Letter) to be paid to Shurgard Europe pursuant to the Management Agreements and the Joint Venture Agreement.

5. CONFIRMATIONS

(a)	Each Obligor confirms its acceptance of the Amended Senior Credit Agreement and that it is bound as an Obligor by the terms of the Amended Senior Credit Agreement.

(b)	Each Obligor confirms and agrees that the guarantee provided to the Senior Finance Parties by it in respect of the obligations and liabilities of the Obligors under the Senior Finance Documents extends (subject to any relevant guarantee limitation wording set out in Clauses 13.9 (German guarantee limitation) to 13.14 (Dutch guarantee limitation) of the Senior Credit Agreement and Clause 20 (Limitation of liability) of the Intercreditor Deed) to the liabilities and obligations of the Obligors to the Senior Finance Parties under the Amended Senior Credit Agreement and such guarantee continues in full force and effect in accordance with its terms.

(c)	Each Obligor:

(i)	confirms that each of the Security Documents and the Security Interests created under it will remain in full force and effect in accordance with the law pursuant to which it is governed notwithstanding the amendments to, and waivers of, the Senior Credit Agreement pursuant to this Agreement; and

(ii)	confirms that the Security Documents and the Security Interests created under them shall secure, notwithstanding the amendments to, and waivers of, the Senior Credit Agreement pursuant to this Agreement, the full amount of the Secured Liabilities (as defined in each relevant Security Document) and that references to any Senior Finance Documents in the definition of such Secured Liabilities shall include, without limitation, the Amended Senior Credit Agreement.

6. REPRESENTATIONS AND WARRANTIES

On the date of this Agreement and on the Effective Date each of the Obligors:

(a)	makes the representations and warranties in Clauses 14.1(a) (Status) to 14.1(g) (No default) (inclusive) of the Senior Credit Agreement to each Senior Finance Party as if each reference in those representations to “this Agreement” or “the Transaction Documents” includes a reference to (i) this Agreement and (ii) the Amended Senior Credit Agreement (subject to the Current Event of Default and the Future Events of Default (each as defined in the Deferral Letter) not being considered as Defaults for the purpose of the representations and warranties made pursuant to this Clause 6(a));

(b)	makes the representation and warranty in Clause 14.1(j) (Information Package) of the Senior Credit Agreement to each Senior Finance Party as if each reference in that representation to “the Information Package” was a reference to the Third Information Package;

(c)	represents and warrants to each Senior Finance Party that all other factual, written information supplied by or on behalf of any Obligor to the Administrative Parties in connection with this Agreement and the transactions contemplated by it was, to the best of that Obligor’s information and belief after making all due and careful enquiry, true, complete and accurate in all material respects at the time it was supplied;

(d)	represents and warrants to each Senior Finance Party that no Obligor is, to the best of that Obligor’s information and belief after making all due and careful enquiry, aware of anything which has occurred or come to light since the date of the Third Information Package which, if disclosed, would make the Third Information Package untrue, inaccurate or misleading in any material respect, would make any of the projections or forecasts contained therein unfair or would make unreasonable any of the assumptions upon which they are based or would make any other information referred to in paragraph (c) above untrue, inaccurate or misleading in any material respect; and

(e)	represents and warrants to each Senior Finance Party that each document delivered to the Facility Agent by or on behalf of any Obligor referred to in Schedule 3 (Conditions precedent) to this Agreement was genuine and, in the case of copy documents, were at the date of delivery true, complete and accurate copies of original documents which had not been amended and were in full force and effect.

7. FEES

The Parent will procure that there are paid to the Facility Agent the fees as specified in the Amendment Arrangement Fees Letter within 2 Business Days of the signing date of this Agreement.

8. CONTINUITY AND FURTHER ASSURANCE

8.1 Continuing obligations

(a)	Save as expressly set out in this Agreement, this Agreement will not (and will not be deemed to) be a consent, agreement or waiver in respect of any other provision, term or condition of any of the Senior Finance Documents.

(b)	The terms of the Senior Credit Agreement are confirmed by the parties to this Agreement and, save as expressly modified by this Agreement, shall remain in full force and effect. This Agreement shall not constitute nor shall it be construed as a novation.

(c)	Save as expressly set out in this Agreement, the terms of this Agreement are strictly without prejudice to the rights, powers and discretions of the Senior Finance Parties under the Senior Finance Documents.

8.2 Further assurance

Each of the Obligors shall, at the request of the Facility Agent (acting reasonably), and at each Obligor’s own expense, do all such acts and things necessary or desirable to give effect to the amendments and waivers to be effected pursuant to this Agreement.

9. MISCELLANEOUS

9.1 Governing law

This Agreement (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this Agreement) shall be governed by and construed in all respects in accordance with English law.

9.2 Incorporation of terms

The provisions of Clause 27 (Partial invalidity), Clause 28.2 (Jurisdiction), Clause 28.5 (Third Parties) and 28.6 (Counterparts) of the Senior Credit Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Senior Finance Documents” are references to this Agreement.

9.3 Senior Finance Document

This Agreement is a Senior Finance Document.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first written above

SCHEDULE 1

THE LENDERS

Lender	Facility Commitment	Facility Office
Natexis Banques Populaires	€27,500,000	45, rue Saint Dominique 75007 Paris France
Société Générale	€27,500,000	Tour Société Générale 17 Cours Valmy 92972 Paris-La Défense Cedex France
Banque de l’Economie du Commerce et de la Monétique	€25,000,000	4, rue Gaillon 75002 Paris France
Bouwfonds Property Finance BV	€25,000,000	Westerdorpstraat 15 Hoevelaken The Netherlands PO Box 15 3870 DA Hoevelaken
Crédit Foncier de France	€15,000,000	19, rue des Capucines 75001 Paris France
BoA Netherlands Coöperatieve U.A.	€10,000,000	Herengracht 469, 1017 BS Amsterdam, The Netherlands
The Governor and Company of the Bank of Scotland	€10,000,000	10, rue Cimarosa 75016 Paris France

	€140,000,000

SCHEDULE 2

THE GUARANTORS

Name	Jurisdiction	Registered number
First Shurgard SPRL	Belgium	0479.505.939.
First Shurgard Finance SARL	Luxembourg	B-93014
First Shurgard Sweden AB	Sweden	556640-8687
First Shurgard Sweden Invest KB	Sweden	969687-5591
First Shurgard Denmark APS	Denmark	CVR 26985587
First Shurgard Denmark Invest APS	Denmark	CVR 26689007
First Shurgard UK Limited	England	4621869
First Shurgard Nederland BV	Netherlands	1237637
First Shurgard Deutschland GmbH	Germany	HRB 2598
First Shurgard France SAS	France	RCS 443 404 355

SCHEDULE 3

CONDITIONS PRECEDENT

1. Formalities certificates: A certificate from each Obligor, Crescent and Shurgard Europe substantially in the form set out in Schedule 10 (Formalities Certificate format) to the Senior Credit Agreement signed by an authorised director and the secretary (or equivalent) of such entity attaching the documents referred to in such certificate including copies of the constitutive documents and a current excerpt of the commercial register, if applicable, of the relevant entity (or confirming that the constitutive documents of such entity previously delivered to the Facility Agent have not been amended and remain in full force and effect as at the date of such certificate) and any necessary board and/or shareholder resolutions or resolutions of the management or supervisory boards of such entity approving the Transaction Documents (including the Senior Finance Documents) referred to in this Agreement to which it is a party (all such documents to be in agreed form).

2. Financial information: a certified copy of the Third Information Package.

3. Transaction Documents: certified copies of the following documents in the agreed form:

(a)	the Second Subscription Agreement Amendment Agreement;

(b)	the Additional Mezzanine Bond Subscription Agreement;

(c)	the Shurgard 2005 Working Capital Facility Agreement;

(d)	Downstream Intercompany Loan Agreement Second Amendment Agreement;

(e)	the Third Crescent Side Letter; and

(f)	the Third Shurgard Europe Side Letter.

4. Senior Finance Documents: each of the following documents in the agreed form duly executed and delivered by all parties thereto:

(a)	this Agreement;

(b)	the Amendment Arrangement Fees Letter.

5. Fees: evidence that the Facility Agent will receive all fees due and payable in accordance with the Amendment Arrangement Fees Letter prior to the date falling two Business Days after the signing date of this Agreement and evidence that all other fees, costs and expenses (including legal fees and all costs of registration, property transfers, security or otherwise) due and payable by the Obligors will be paid on, or as soon as practicable immediately after, the Effective Date.

6. Authorisations: certified copies of all authorisations necessary for any of the transactions contemplated by this Agreement and the other Transaction Documents and their validity and/or enforceability certified as having been obtained and being in full force and effect.

7. Hedging

(a)	Evidence that the Luxco Borrower will prior to the Third Effective Date enter into currency hedging arrangements satisfactory to the Facility Agent (acting reasonably) in respect of the Additional Mezzanine Bonds for the purpose of hedging or fixing for the period ending on the scheduled redemption date of the Additional Mezzanine Bonds the buy and/or sell rates of exchange between euros and US dollars for the delivery of a total amount of at least €5,000,000 plus the amount of any hedging premium or cost incurred in connection with such hedging or fixing, subject to any reduction in the commitment of Shurgard USA under and in accordance with the terms of the Additional Mezzanine Bond Subscription Agreement.

(b)	Evidence that the Luxco Borrower will prior to the Third Effective Date enter into currency hedging arrangements satisfactory to the Facility Agent (acting reasonably) in respect of the Shurgard 2005 Working Capital Facility Agreement for the purpose of hedging or fixing for the period ending on the scheduled repayment date of the Shurgard 2005 Working Capital Facility Agreement the buy and/or sell rates of exchange between euros and US dollars for the delivery of a total amount of at least €2,500,000 plus the amount of any hedging premium or cost incurred in connection with such hedging or fixing and in accordance with the terms of the Shurgard 2005 Working Capital Facility Agreement.

8. Legal opinions:

(a)	legal opinions of:

(i)	Freshfields Bruckhaus Deringer as to matters of English law;

(ii)	Freshfields Bruckhaus Deringer as to matters of Belgian law;

(iii)	Freshfields Bruckhaus Deringer as to matters of Dutch law;

(iv)	Freshfields Bruckhaus Deringer as to matters of French law;

(v)	Freshfields Bruckhaus Deringer as to matters of German law;

(vi)	Vinge as to matters of Swedish law;

(vii)	Gorrissen Federspiel Kierkegaard as to matters of Danish law; and

(viii)	Arendt & Medernach as to matters of Luxembourg law,

in relation to this Agreement;

(b)	a legal opinion of Linklaters De Bandt as to matters of Belgian law in relation to the Shurgard 2005 Working Capital Facility Agreement;

(c)	a legal opinion of Perkins Coie LLP as to matters of Washington state law,

in relation to:

(i)	the Second Subscription Agreement Amendment Agreement;

(ii)	the Additional Mezzanine Bond Subscription Agreement: and

(iii)	the Shurgard 2005 Working Capital Facility Agreement; and

(d)	a legal opinion of Linklaters Loesch as to matters of Luxembourg law in relation to:

(i)	the Second Subscription Agreement Amendment Agreement (addressing, amongst other things, the effectiveness of the conversion of the Mezzanine Bonds from US Dollars to euros;

(ii)	the Additional Mezzanine Bond Subscription Agreement; and

(iii)	the Shurgard 2005 Working Capital Facility,

each in form and substance satisfactory to the Facility Agent.

9. Further documents:

(a)	A copy of a pro forma overview of the Luxco Borrower’s sources and uses of funds for the 12-month period following the date of an advance to be provided to the Facility Agent in respect of each drawing by the Luxco Borrower under, and in accordance with, the Additional Mezzanine Bond Subscription Agreement and the Shurgard 2005 Working Capital Facility Agreement in the agreed form.

(b)	Copies of the resolutions of Shurgard USA:

(i)	as Subscriber (as therein defined) under the Subscription Agreement approving the terms of the Second Subscription Agreement Amendment Agreement; and

(ii)	as Subscriber (as therein defined) under the Additional Mezzanine Bond Subscription Agreement approving the terms of the Additional Mezzanine Bond Subscription Agreement.

(c)	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent notifies the Parent that it reasonably believes to be necessary in connection with the entry into, performance of, and the transactions contemplated by, this Agreement.

SCHEDULE 4

THIRD INFORMATION PACKAGE

1.	Short term and 2005 sources and uses.

2.	Covenant projections store by store.

3.	Comparison of original business plan with base case.

4.	Occupancy, rate, revenue, NOI projections 2004-2005.

5.	Store action plans per store in 2005.

6.	Base case financial projections.

7.	Occupancy and average rental rates projections per store 2004-2008.

8.	Operating expenses projections per store 2004-2005.

9.	Discount & doubtful debts ratios per store in 2005.

10.	Direct project costs projections per store – Nov 2004 until Dec 2005.

11.	Total project costs, debt and equity projections per store – Nov 2004 until Dec 2005

12.	Cash need reconciliation DD 18 vs. base case financial projections.

13.	New interest cover ratio proposal.

14.	Base case financial projections with postponed amortisation.

15.	Written documents relating to the Presentations made by Shurgard Self Storage and Shurgard USA on 18 January 2005.

SCHEDULE 5

AMENDED AND RESTATED SENIOR CREDIT AGREEMENT

SIGNATORIES TO THE AMENDMENT AGREEMENT

The Parent

First Shurgard SPRL

By:

The Borrowers

First Shurgard Finance SARL

By:

First Shurgard Deutschland GmbH

By:

The Guarantors

First Shurgard SPRL

By:

First Shurgard Finance SARL

By:

First Shurgard Sweden AB

By:

First Shurgard Sweden Invest KB

By:

First Shurgard Denmark APS

By:

First Shurgard Denmark Invest APS

By:

First Shurgard UK Limited

By:

First Shurgard Nederland BV

By:

First Shurgard Deutschland GmbH

By:

First Shurgard France SAS

By:

The Arranger

Société Générale

By:

The Lenders

Société Générale

By:

Natexis Banques Populaires

By:

BoA Netherlands Coöperatieve U.A.

By:

Bouwfonds Property Finance BV

By:

Crédit Foncier de France

By:

Banque de l’Economie du Commerce et de la Monétique

By:

BoA Netherlands Coöperatieve U.A.

By:

The Governor and Company of the Bank of Scotland

By:

The Facility Agent

Société Générale

By:

The Security Agent

Société Générale

By: